October 12, 2000

SAI Investment Adviser, Inc.
1 SunAmerica Center, 34th Floor
Century City
Los Angeles, CA 90067-6022

SunAmerica Life Insurance Company
1 SunAmerica Center, 34th Floor
Century City
Los Angeles, CA 90067-6022

KZH Soleil-2 LLC
c/o The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001

The Bank of New York, as Collateral Agent
2 North LaSalle Street

Chicago, IL  60602

Ladies and Gentlemen:

         Reference is made to that certain Senior Secured Loan Agreement dated as of May 14, 1999 (the "Loan Agreement") among Ugly Duckling Corporation, a Delaware corporation ("Borrower"), The Bank of New York (as successor-in-interest to Harris Trust & Savings Bank), as Collateral Agent (the "Collateral Agent") and the Lenders party thereto (together with their respective successors and assigns, "Lenders"). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

         Borrower has previously advised Collateral Agent and Lenders that with respect to the month of September 2000, Borrower is not in compliance with
Section 6.16 of the Loan Agreement (entitled "Minimum B Piece Cash Flows").

         By countersigning this letter, Collateral Agent and Lenders hereby permanently waive such failure to comply with Section 6.16 of the Loan Agreement for such month (and only for such month) and agree that such failure shall not constitute a Default or Event of Default pursuant to the Loan Agreement or the other Loan Documents.

         In consideration of the foregoing waiver and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Loan Documents are, upon (i) execution hereof by Collateral Agent and the Required Lenders and (ii) compliance with the provisions of
Section 3.1 of the Loan Agreement with respect to the 2000-B Included Certificates (as defined below), hereby amended as follows:

1. Section 6.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  6.16 Minimum B-Piece Cash Flows. Not permit aggregate B-Piece Cash Flows deposited to the Collateral Account with respect to any month to be less than the following amounts determined as of the applicable Payment Date (it being understood that for purposes of determining compliance with this Section 6.16 the amount deemed deposited with respect to any B-Piece may not exceed the B-Piece Cash Flow with respect to such B-Piece):

                           (a) For Payment Dates through and including September
                  15, 1999 (which represent B-Piece Cash Flows with respect to months through August 1999), $2,000,000.

                           (b) For Payment Dates from and including  October 15,
                  1999, through and including March 15, 2000, $900,000 (which represent B-Piece Cash Flows with respect to months from September 1999 through February 2000).

                           (c) For the  Payment  Date on April 15,  2000  (which
                  represents B-Piece Cash Flows with respect to the month of March 2000), $1,200,000.

                           (d) For the Payment  Dates from and including May 15,
                  2000, through and including September 15, 2000 (which represent B Piece Cash Flows with respect to the months from April 2000 through August 2000), $2,000,000.

                           (e) For the Payment Dates from and including  October
                  15, 2000, through and including March 15, 2001 (which represent B Piece Cash Flows with respect to the months from September 2000 through February 2001), $900,000.

                           (f) For the Payment Date on April 15, 2001, and for each Payment Date thereafter $2,000,000.

2. Notwithstanding the terms and provisions of the Loan Agreement, the other Loan Documents, and the Letter Agreement dated August 30, 2000, the 2000-B Included Certificates shall, subject to the last paragraph of the definition of the term "Borrowing Base" set forth in the Loan Agreement, constitute Additional Class B Certificates and shall be included in the computation of the Borrowing Base even though not issued during the Securitization Period. The foregoing shall not be deemed to extend the Securitization Period. As used herein, the term "2000-B Included Certificates" means all of the "Class B Notes," "Class C Certificates" and "Class D Certificates" issued in connection with the 2000-B Securitization excluding the "Class C Certificate" in the face amount of $2,600,599.98 issued to Ugly Duckling Finance Corporation. As used herein the term "2000-B Securitization" means the securitization accomplished pursuant to the following documents:

                           (a) Sale and Servicing  Agreement  dated as of August
                  28, 2000 (the "2000-B SSA") among Ugly Duckling Receivables Corp. II (formerly known as Champion Receivables Corp. II) ("UDRC II"), Duck Auto Owner Trust 2000-B, a Delaware business trust, as Issuer (the "2000-B Issuer"), Ugly Duckling Credit Corp. (formerly known as Champion Acceptance Corporation) ("UDCC"), and The Bank of New York, as Indenture Trustee (the "2000-B Indenture Trustee").

                           (b) Trust  Agreement  (Duck Owner Trust 2000-B) dated
                  as of August 28, 2000 (the "2000-B Owner Trust Agreement") between UDRC II, as Seller, and Wilmington Trust Company, as Owner Trustee (the "2000-B Owner Trustee").

                           (c) Indenture dated as of August 28, 2000 (the "2000-B Indenture") between the 2000-B Issuer and the 2000-B Indenture Trustee.

         Except as specifically modified by this waiver and agreement, all of the terms and provisions of the Loan Agreement, each other Loan Document and each of the documents referred to therein or delivered in connection therewith shall remain in full force and effect. The waivers set forth herein shall be limited precisely as written and shall not be deemed, except as expressly set forth herein, (a) to be a consent to any modification or waiver of other terms or conditions of the Loan Agreement, any other Loan Document or any of the documents referred to therein or delivered in connection therewith or (b) to prejudice any right, remedy, power or privilege which any party hereto or any party consenting hereto now has or may have in the future under or in connection with the Loan Agreement, any other Loan Document or any of the documents referred to therein or delivered in connection therewith. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall, to the extent set forth therein, continue to secure the payment of all obligations and liabilities of the Borrower under the Loan Agreement and/or any of the other Loan Documents, in each case as amended hereby.

         Concurrently with the execution and delivery of this letter agreement and as a condition precedent to the effectiveness thereof, UDC shall pay to Lenders an aggregate waiver/modification fee of $25,000, which shall be distributed to the Lenders on a pro rata basis.

         The Borrower shall promptly pay the reasonable out-of-pocket expenses incurred by the Collateral Agent and the Lenders in connection with the preparation of this waiver and agreement including the reasonable fees, disbursements and other charges of its counsel.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

         (i) The execution, delivery and performance of this Letter Agreement by Borrower and Guarantor has been duly authorized by all necessary corporate action of Borrower and Guarantor.

         (ii) This Letter Agreement has been duly executed and delivered by Borrower and Guarantor and constitutes the legal, valid and binding obligation of Borrower and Guarantor in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         (iii) As of the date hereof, the representations and warranties of Borrower and Guarantor set forth in the Loan Documents are true and correct in all material respects.

         (iv) As of the date hereof and after giving effect to the execution and delivery of this Letter Agreement by Borrower, Collateral Agent and Lenders, no Default or Event of Default has occurred and is continuing.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         Please sign and return the enclosed copy of this letter.

                                                     Very truly yours,

                                                     UGLY DUCKLING CORPORATION,
                                                     a Delaware corporation

                                                     By:
                                                     Name:
                                                     Title:

CONSENTED AND AGREED:


GALAXY CLO 1999-1, LTD.

By:      SAI Investment Adviser, Inc.,
         its Collateral Manager

         By:
         Name:
         Title:


SUNAMERICA LIFE INSURANCE
COMPANY

By:
Name:
Title:

KZH SOLEIL-2 LLC

By:
Name:
Title:


THE BANK OF NEW YORK,
as Collateral Agent

By:
Name:
Title:

         Guarantor hereby consents and agrees to the foregoing and agrees that the Guaranty remains in full force and effect and that the Guaranteed Obligations (as defined in the Guaranty) include, without limitation, payment of the obligations of Borrower pursuant to the foregoing Letter Agreement and the Loan Documents as amended by the foregoing Letter Agreement.

                                                     UGLY DUCKLING CAR SALES AND
                                                     FINANCE CORPORATION,
                                                     an Arizona corporation

                                                     By:
                                                     Name:
                                                     Title: